Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Uranium Resources, Inc. of our report dated March 27, 2014, relating to our audit of the consolidated financial statements as of and for the years ended December 31, 2013 and 2012, which appears in Uranium Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates, LLP

Dallas, Texas

August 11, 2014